UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 31, 2014

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On January 31, 2014, IBM and SYNNEX completed the initial closing of the sale of IBM’s customer care process outsourcing business to SYNNEX.  Attachment I contains information about this transaction that has been posted on IBM’s Investor Relations website (www.ibm.com/investor/).

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 10, 2014

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

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ATTACHMENT I

IBM Announces Initial Closing of the Sale of its
Customer Care Business to SYNNEX

10 Feb 2014

On January 31, 2014, IBM and SYNNEX completed the initial closing of the sale of IBM’s customer care process outsourcing business to SYNNEX.  The divested scope includes contact centers, as well as specialized end-to-end processing for banks, insurers and healthcare clients. The business will be integrated into Concentrix, SYNNEX’s outsourcing services business.

As part of the transaction, SYNNEX has entered into a multi-year agreement with IBM, and Concentrix has become an IBM strategic partner for global customer care business process outsourcing services.

The scope of the closing in the first quarter included 13 countries.  The company expects the balance of the country closings to be completed in the second quarter.

The agreement was announced on September 10, 2013. The initial investor communication is available at http://www.ibm.com/investor/ircorner/article/sept10.wss

Financial Implications

Proceeds and Gain

The transaction price is $505 million and as consideration, IBM will receive approximately $430 million in cash, net of balance sheet adjustments, and $75 million of SYNNEX stock.  Most of the purchase price was paid by SYNNEX on January 31.  The remaining portion will be paid consistent with the closing of the remaining countries.

IBM now expects to recognize a total pre-tax gain on the sale of $150 million to $175 million.  This gain was included in the 2014 Operating EPS expectation provided by the company on January 21, with approximately half of the gain assumed in the first quarter.

The exact amount of the gain and the breakdown by closing date is not yet determinable. The variables that can impact the final gain include the valuation of the final balance sheet transferred, the valuation of other related agreements and transaction-related expenses.

Revenue and Profit Impact

While the timing of the gain will be recognized consistent with the closing schedule, IBM loses 100% of the revenue and profit of the ongoing operations effective January 31, 2014.

IBM’s customer care business is reported in IBM’s Global Technology Services segment.  In 2013, this business delivered $1.3 billion of revenue and over $100 million of pre-tax income.

($B)	1Q	2Q	3Q	4Q	Full Year
2013 Revenue	.3	.3	.3	.3	1.3

After closing, IBM’s revenue will be reduced by over a point of constant currency growth during the next 12 months, and the impact to Global Technology Services revenue growth is roughly three points.

The full year 2014 Operating EPS expectation of at least $18.00 provided by IBM included both the gain on sale and impact to operational profit.  The company provides this information so investors can adjust the revenue and cost elements of their financial models.